Exhibit 3.21

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/26/1993
713057001 — 2327194

CERTIFICATE OF INCORPORATION
OF CIRCLE K HOLDINGS, INC.
(a Delaware Corporation)

FIRST:                    The name of the corporation is Circle K Holdings, Inc. (the “Corporation”).

SECOND:               The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, county of New Castle and the name of its registered agent at that address is Corporation Service Company.

THIRD:                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:              The Corporation shall be authorized to issue one class of stock to be designated “Common Stock.”  The total number of shares which the Corporation shall have authority to issue is 10,000, and each such share shall have a par value of $.01.

FIFTH:                   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

SIXTH:                   The name and mailing address of the incorporator of the Corporation is:

Jane S. Krayer
Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.

EIGHTH:                The directors and officers of the Corporation shall be indemnified by the Corporation and held harmless for good faith actions to the fullest extent allowed under the Delaware General Corporation Law.  The directors and officers of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages except for liability:  for any breach of the duty of loyalty to the Corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for actions described under § 174 of the Delaware General Corporation

Law, or for any transaction from which the director or officer derived any improper personal benefit.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware General Corporation Law, does make and file this Certificate.

DATED:  February 26, 1993.

/s/ Jane S. Krayer

NA93060.059

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/13/1993
713194012 — 2327194

AMENDED
AND
RESTATED
CERTIFICATE OF INCORPORATION
OF
CIRCLE K HOLDINGS, INC.

The undersigned, for the purpose of amending and restating the Certificate of Incorporation of Circle K Holdings, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:

(1)           The name of the Corporation is Circle K Holdings, Inc.

(2)           The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware was February 26, 1993.

(3)           The Corporation has not received any payment for any of its stock.

(4)           This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors as of July 12, 1993, pursuant to Section 241 and Section 245 of the Delaware General Corporation Law.

(5)           The Certificate of Incorporation of Circle K Holdings, Inc. is hereby amended and restated in its entirety as follows:

FIRST:                    The name of the Corporation (hereinafter called the “Corporation”) is CIRCLE K HOLDINGS, INC.

SECOND:               The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington 19805, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service company.

THIRD:                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH:              The total number of shares of stock which the Corporation shall have authority to issue is Three Million One Hundred Sixteen Thousand (3,116,000).  Six Hundred Fifty

Thousand (650,000) of said shares shall be designated as shares of Class A Stock, all of which shall be of the same series with $.01 par value per share.  Nine Hundred Thousand (900,000) of said shares shall be designated as Class C Stock all of which shall be of the same series with $.01 par value per share.  Eight Thousand (8,000) of said shares shall be designated as Class D Stock all of which shall be of the same series with $.01 par value per share. One Million Five Hundred Fifty-Eight Thousand (1,558,000) of said shares shall be designated as Common Stock, all of which shall be of the same series with $.01 par value per share.  The shares of each class of stock of the Corporation shall be issued as a class, without series.  Each such class may have such voting powers, full or limited, including the right to have more or less than one vote per share, or no voting powers, and such designations, preferences, dividend rights and other special rights, qualifications, limitations and restrictions as shall be stated and expressed in a resolution or resolutions of the Board of Directors and filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law.

FIFTH:                   The name and the mailing address of the incorporator is as follows:

NAME	MAILING ADDRESS

Jane S. Krayer	Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

SIXTH:                   The Corporation is to have perpetual existence.

SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under § 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholder’s or class of stockholders of this Corporation, as the case may be, agree to

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any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH:                For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1.             The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.  The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws.  The phrase “whole Board” and the phrase “total number of the directors” shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies.  No election of directors need be by written ballot unless required by the Bylaws of the Corporation.

2.             After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of § 109 of the Delaware General Corporation Law, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation.

3.             No outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation or a Certificate of Designation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as may be specified in the Certificate of Incorporation or a Certificate of Designation or as the provisions of paragraph (2) of subsection (b) of § 242 of the Delaware General Corporation Law shall otherwise require; provided, that such paragraph of the Delaware General Corporation Law shall not entitle the holder of a share of any class of stock to vote on the increase of the number of authorized shares of such class of stock or the decrease of the

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number of authorized but not outstanding shares of such class of stock, if such class of stock is not a class of stock that has general voting powers including, without limitation, the power to elect directors.

NINTH:                  To the fullest extent permitted by the Delaware General Corporation Law as the same may be amended or supplemented, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  If the Delaware General Corporation Law is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.  No repeal or modification of this Article NINTH by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article NINTH at the time of such repeal or modification.

TENTH:                   From time to time and subject to the provisions of any Certificate of Designation filed by the Board any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

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IN WITNESS WHEREOF, the undersigned have executed this Restated Certificate of Incorporation under seal and on behalf of Circle K Holdings, Inc. and have attested such execution and do verify and affirm, under penalties of perjury, that this Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true as of this 12th day of July, 1993.

CIRCLE K HOLDINGS, INC.

		By	/s/ Savio W. Tung
Savio W. Tung
President

[SEAL]

Attest:

By	/s/ Andrea Assarat
Andrea Assarat
Secretary

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/26/1993
713207001 — 2327194

CERTIFICATE OF DESIGNATION
OF
CIRCLE K HOLDINGS, INC.

Pursuant to Section 151 of the
General Corporation Law of
the State of Delaware

Circle K Holdings, Inc., a Delaware corporation (the “Corporation”), hereby certifies that, pursuant to authority contained in Article Fourth of its Amended and Restated Certificate of Incorporation, dated July 13, 1993 and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation (the “Board”) has adopted the following resolution setting forth the preferences and rights of Class A Stock, Class C Stock, Class D Stock and Common Stock, respectively:

RESOLVED, that the Board hereby specifies the following preferences, rights, qualifications and limitations:

1.             Definitions. As used herein the following terms shall have the following meanings:

“Affiliate”, with respect to a Class D Stockholder that is a juridical entity, means (i) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Class D Stockholder or (ii) any Person who is a director or officer (a) of such Class D Stockholder, (b) of any subsidiary of such Class D Stockholder or (c) of any Person described in clause (i) above.  For purposes of this definition, “control” of a Person shall mean the power, directly or indirectly, (y) to vote fifty percent (50%) or more of the securities having ordinary voting power for the election of directors of such Person whether by ownership of securities, contract, proxy or otherwise, or (z) to direct or cause the direction of the management and policies of such Person whether by ownership of securities, contract, proxy or otherwise.

“Board” means the Board of Directors of the Corporation.

“Business Day” means any day other than a Saturday, Sunday, federal holiday or other day on which commercial banks in New York City are authorized or required to close under the laws of the State of New York.

“Certificate” means this Certificate of Designation of the Corporation.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Corporation, dated July 13, 1993.

“Change of Control” means a change of control of the Corporation, whether such change of control occurs in a single transaction or a series of transactions; for purposes hereof the phrase “change of control of the Corporation” means (i) the sale of more than fifty percent (50%) of the outstanding shares of Class D Stock or Common Stock (other than a sale or transfer to Permitted Transferees); (ii) a sale of all or substantially all of the assets of the Corporation; (iii) the issuance by the Corporation subsequent to July 26, 1993 of additional shares of Class D Stock or Common Stock such that, after such issuance, such additional shares, in the aggregate, constitute more than fifty percent (50%) of the issued and outstanding shares of Stock of the Corporation which entitle the holder to one vote for each share of such Stock held on all matters as to which Stockholders may be entitled to vote pursuant to the Delaware General Corporation Law; or (iv) a merger, consolidation or recapitalization of the Corporation as a result of which the ownership of the Class D Stock or Common Stock of the Corporation (or the voting stock of the surviving corporation, if the Corporation is not the survivor) is changed to the extent of more than fifty percent (50%).

“Class A Stock” has the meaning set forth in Section 2.

“Class C Stock” has the meaning set forth in Section 2.

“Class D Stock” has the meaning set forth in Section 2.

“Class A Stockholder” means a record holder of one or more shares of Class A Stock.

“Class C Stockholder” means a record holder of one or more shares of Class C Stock.

“Class D Stockholder” means a record holder of one or more shares of Class D Stock.

“Common Stock” has the meaning set forth in Section 2.

“Common Stockholder” means a record holder of one or more shares of Common Stock.

“Conversion Date” has the meaning set forth in Section 6.

“Corporation” means Circle K Holdings, Inc.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Initial Public Offering” means the effectiveness of a registration statement under the Securities Act covering any of the Stock, and the completion of a sale of such Stock thereunder, if as a result of such sale (i) the Corporation becomes a reporting company under Section 12(b) or 12(g) of the Exchange Act, and (ii) the Stock is traded on the New York Stock Exchange or the American Stock Exchange, or quoted on the NASDAQ National Market System or is traded or quoted on any other national stock exchange or securities system.

“IPO Date” means the closing date of the Initial Public Offering.

“IPO Maximum Amount” has the meaning set forth in Section 9(c).

“IPO Pro Rata Amount” has the meaning set forth in Section 9(b).

“Non-Redeemable Shares” means all shares of Class A or Class C Stock that have been previously sold pursuant to a Tag-Along Transfer other than pursuant to a Single Transaction Sale.

“Notice Date” has the meaning set forth in Section 4(b).

“Other Stockholders” has the meaning set forth in Section 4(a).

“Permitted Transferee” with respect to a Transfer by a Class D Stockholder, means (1) with respect to any Class D Stockholder who is a natural person, a Transfer to (a) such Stockholder’s spouse or issue, or (b) a trust the beneficiaries of which, and a partnership the limited and general partners of which, include only the Class D Stockholder, his spouse or issue; and (ii) with respect to any Class D Stockholder that is a juridical entity, a Transfer to (A) an Affiliate of such Class D Stockholder; or (B) another Class D Stockholder or its Affiliates, provided such other Class D Stockholder did not acquire its shares or Class D Stock pursuant to a Tag-Along Transfer.

“Person” means any natural person, partnership, corporation, trust or incorporated organization or a government or a political subdivision thereof.

“Proposed Purchase Amount” has the meaning set forth in Section 4(a).

“Proposed Transferee” has the meaning set forth in Section 4(a).

“Proposed Transferor” has the meaning set forth in Section 4(a).

“Redemption Date” has the meaning set forth in Section 5(d).

“Registration Acceptance Notice” has the meaning set forth in Section 9(e).

“Registration Notice” has the meaning set forth in Section 9(b).

“Registration Notice Date” has the meaning set forth in Section 9(b).

“Sale of the Corporation” means the sale of the Corporation whether such sale occurs pursuant to (i) the sale of one hundred percent (100%) of the outstanding shares of Stock; (ii) a sale of all or substantially all of the assets of the Corporation; or (iii) a merger, consolidation or recapitalization of the Corporation as a result of which the ownership of the Stock of the Corporation (or the voting stock of the surviving corporation, if the Corporation is not the survivor) is changed to the extent of one hundred percent (100%).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Single Transaction Sale” means a Sale of the Corporation in a single transaction.

“Staggered Sale” means a Sale of the Corporation in more than one transaction, each such transaction also being referred to individually as a “Staggered Sale,”

“Stock” has the meaning set forth in Section 2.

“Stockholder” means a record holder of one or more shares of Class A Stock, Class C Stock, Class D Stock or Common Stock.

“Tag-Along Acceptance Date” has the meaning set forth in Section 4(c).

“Tag-Along Notice” has the meaning set forth in Section 4(c).

“Tag-Along Pro Rata Amount” has the meaning set forth in Section 4(a).

“Tag-Along Redemption Price” has the meaning set forth in Section 5(a).

“Tag-Along Transfer” has the meaning set forth in Section 4(a).

“Transfer”, with respect to any share of Stock, means the sale, assignment, pledge, hypothecation, gift or other disposition whatsoever (other than pursuant to the Initial Public Offering or pursuant to the redemption by the Corporation or the conversion by the Holder of any such share of Stock, in either case in accordance with the terms of this Certificate) of such share, or the encumbrance or granting of any rights or interests whatsoever in or with respect to such share.

“Transfer Notice” has the meaning set forth in Section 4(b).

“Warrant Date” means, (i) if the Warrant Triggering Event is the Initial Public Offering, the IPO Date, or (ii) if the Warrant Triggering Event is a Sale of the Corporation, the closing date of (A) the Single

Transaction Sale, if the Sale of the Corporation is pursuant to a Single Transaction Sale; or (B) the Staggered Sale that causes a Sale of the Corporation to occur, if the Sale of the Corporation is pursuant to a series of Staggered Sales.

“Warrant Holder(s)” means the Holder(s) of the Warrants.

“Warrant Redemption Price” has the meaning set forth in Section 5(b).

“Warrant Shares” means the shares of Common Stock purchasable by the Warrant Holder(s) pursuant to the exercise of the Warrants.

“Warrant Triggering Event” means (i) an Initial Public Offering or (ii) a Sale of the Corporation, whether such sale occurs pursuant to a Single Transaction Sale or a series of Staggered Sales.

“Warrant” means that certain Warrant issued by the Corporation on July 26, 1993 which entitles the Warrant Holder(s), upon the occurrence of a Warrant Triggering Event, to purchase the number of shares of the Common Stock of the Corporation specified therein.

2.             Designation and Number. As set forth in the Certificate of Incorporation, the first class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as “Class A Stock” and the number of shares constituting such class shall be 650,000.  The second class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as “Class C Stock” and the number of shares constituting such class shall be 900,000.  The third class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as “Class D Stock” and the number of shares constituting such class shall be 8,000.  The fourth class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as “Common Stock” and the number of shares constituting such class shall be 1,558,000.  The Class A Stock, Class C Stock, Class D Stock and Common Stock are sometimes referred to collectively herein as the “Stock”.  The Corporation may, by an amendment to the Certificate of Incorporation duly adopted, increase or decrease, at any time and from time to time (but not below the number of shares of Class A Stock, Class C Stock, Class D Stock or Common Stock then outstanding), the number of authorized shares of Class A Stock, Class C Stock, Class D Stock or Common Stock, as the case may be.  Shares of Stock redeemed, purchased or otherwise acquired by the Corporation pursuant to the terms hereof shall be retired and shall revert to authorized but unissued Class A Stock, Class C Stock, Class D Stock or Common Stock, as the case may be.

3.             Restrictions on Transfer.

(a)           Except for Transfers to a Permitted Transferee, no Class D Stockholder shall Transfer any share of the Class D Stock owned by such Class D Stockholder except in accordance with the terms of this Certificate including, without limitation, the terms of Section 4 hereof.  Any Transfer or attempt to Transfer any share of Class D Stock in violation of the terms and conditions of this Certificate shall be null and void and of no force and effect, the transferee thereof shall not be deemed to be the registered holder thereof nor entitled to any rights with respect thereto, and the Corporation shall refuse to Transfer any of such Class D Stock on its books to such alleged transferee.

(b)           No Stockholder shall Transfer any shares of Stock (including Class D Stockholders who wish to Transfer shares of Class D Stock to a Permitted Transferee) unless such Transfer complies with the conditions specified in this Section 3(b), which are intended to ensure compliance with the provisions of the Securities Act.  Prior to any Transfer, the holder of the shares of Stock proposed to be Transferred shall give written notice to the Corporation of such holder’s intention to effect such Transfer.  Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and, if requested by the Corporation, shall be accompanied by either (i) a written opinion of legal counsel who is reasonably satisfactory to the Corporation, addressed to the Corporation and reasonably satisfactory in form and substance to the Corporation’s counsel, to the effect that the proposed Transfer may be effected without registration under the Securities Act and qualification under applicable state securities laws, or (ii) a “no action” letter from the SEC to the effect that the Transfer of such securities without registration under the Securities Act will not result in a recommendation by the staff of the SEC that action be taken with respect thereof, or a combination of (i) and (ii) above, whereupon the holder of such shares of Stock shall be entitled to Transfer such shares in accordance with the terms of this Certificate and the written notice delivered by the holder to the Corporation.  Each certificate evidencing the shares of Stock Transferred as above provided shall bear the appropriate restrictive legend set forth in Section 10, provided that, following the Initial Public Offering, such certificates shall bear the legend set forth in Section 10 or another legend only if, in the opinion of counsel to the Corporation, the imposition of such legend is required under the Securities Act or other applicable law.  Any purported Transfer in violation of this Section 3(b) shall be null and void and of no force or effect, and the Corporation shall not record any such Transfer on its stock transfer books.  The restrictions on Transfer contained in this Section 3(b) shall not apply to Transfers of shares of Stock (i) in the Initial Public Offering; or (ii) following the Initial Public Offering, provided that such Transfer is made in compliance with the Securities Act and applicable state securities laws and in accordance with any restrictions on transfer contained in any restrictive legend set forth on the certificates representing such shares.

4.             Tag-Along Rights.

(a)           Transfer by Class D Stockholders.  If, other than in connection with the Initial Public Offering, any Class D Stockholder or Stockholders (for purposes of this Section 4, singularly or collectively, the “Proposed Transferor”), at any time or from time to time in one transaction or in a series of transactions, desires to enter into an agreement (whether oral or written) to Transfer its shares of Class D Stock or any part thereof to any Person other than a Permitted Transferee (“the Proposed Transferee”), such proposed Transfer shall be deemed a “Tag-Along Transfer” and shall only be permitted if, in connection therewith, each of the Class A and Class C Stockholders (collectively, the “Other Stockholders”) shall have the right, but not the obligation, to cause the Proposed Transferor to require, as a condition to such Tag-Along Transfer, that the Proposed Transferee purchase from each such Other Stockholder up to the number of shares (the “Tag-Along Pro Rata Amount”) of Class A or Class C Stock derived by multiplying the total number of shares of Class A or Class C Stock, as the case may be, owned by such Other Stockholder by a fraction, the numerator of which is equal to the number of shares of Class D Stock that is proposed to be Transferred by the Proposed Transferor to the Proposed Transferee (the “Proposed Purchase Amount”) and the denominator of which is the total number of shares of Class D Stock (other than shares of Class D Stock that have previously been Transferred pursuant to a Tag-Along Transfer) outstanding as of the Notice Date (as defined in Section 4(b)).  All Tag-Along Transfers by Other Stockholders shall be on the same terms and conditions (with such changes as are necessary to apply such terms and conditions to a sale by such Other Stockholders) as the proposed Tag-Along Transfer by the Proposed Transferor.

provided that no Other Stockholder may be required to make any representation or warranty in connection with the Tag-Along Transfer other than as to its ownership and authority to Transfer the shares of Stock to be Transferred by it, free and clear of any and all liens and encumbrances and in compliance with all applicable laws.

(b)           Transfer Notice.  The Proposed Transferor participating in a Tag-Along Transfer shall promptly (and in any event at least 30 Business Days prior to the closing date thereof) provide the Corporation and the Other Stockholders with written notice (the “Transfer Notice”) of the proposed Tag-Along Transfer containing the following:

(i)            the name and address of the Proposed Transferor and the Proposed Transferee;

(ii)           the Proposed Purchase Amount;

(iii)          the proposed amount and form of consideration to be paid for such shares of Class D Stock, the terms and conditions of payment offered by the Proposed Transferee and the closing date for the proposed Tag-Along Transfer;

(iv)          the aggregate number of shares of Class A or Class C Stock, as the case may be, held of record as of the date the Transfer Notice is sent (the “Notice Date”) by the Other Stockholder to whom the notice is sent;

(v)           the aggregate number of shares of Class A or Class C Stock, as the case may be, held of record as of the Notice Date by all Other Stockholders as a group;

(vi)          the Tag-Along Pro Rata Amount; and

(vii)         a statement confirming that the Proposed Transferee has been informed of the tag-along rights provided for in this Certificate.

Upon written request by the Proposed Transferor, the Corporation shall provide to the Proposed Transferor the information referred to in (iv) and (v) above for inclusion in the Transfer Notice and such other information as may be required to enable the Proposed Transferor to comply with the terms of this Section 4(b).

(c)  Tag-Along Notice.  Each Other Stockholder desiring to participate in the proposed Tag-Along Transfer shall provide a written notice (the “Tag-Along Notice”) to the Proposed Transferor on or before the expiration of 10 Business Days after the Notice Date (the “Tag-Along Acceptance Date”) stating the number of shares held by such Other Stockholder (up to its Tag-Along Pro Rata Amount) to be included in the proposed Tag-Along Transfer on the terms and conditions specified in the Transfer Notice.  The Tag-Along Notice given by each Other Stockholder shall constitute such Other Stockholder’s binding agreement to include a number of shares equal to its Tag-Along Pro Rata Amount (or such lesser amount as stated in the Tag-Along Notice) in the Tag-Along Transfer on the terms and conditions specified in the Transfer Notice and in this certificate.  If the Proposed Transferee does not purchase all of the shares of Stock of the Proposed Transferor and the Other Stockholders included in such proposed Tag-Along Transfer, then the proposed Tag-Along Transfer to such Proposed Transferee shall be prohibited and any attempt to consummate the proposed Tag-Along Transfer shall be null and void and of no force and effect.

(d)           Each Proposed Transferor and each Other Stockholder whose shares are sold in a Tag-Along Transfer shall be required to bear its pro rata share, based on the number of shares included in such Tag-Along Transfer, of the expenses of the transaction including, without limitation, legal, accounting and investment banking fees and expenses.

(e)           The provisions of this Section 4 shall not apply to a subsequent Transfer of any share of Class D Stock that has previously been the subject of a completed Tag-Along Transfer which complied with the provisions of this Section 4.

5.             Redemption.

(a)           The number of shares of Class A or Class C Stock equal to the difference between (i) the number of shares included in any Tag-Along Transfer by the Class A or Class C Stockholders pursuant to Section 4 and (ii) the Tag-Along Pro Rata Amount for each such Class A or Class C Stockholder shall be redeemed by the Corporation out of funds legally available therefor pro rata from each of the Class A and Class C Stockholders who elected to include in the Tag-Along Transfer a number of shares of Stock less than the number of shares that constitute their Tag-Along Pro Rata Amount or any such Stockholders that did not elect to participate in a Tag-Along Transfer at a redemption price (the “Tag-Along Redemption Price”) for each share of Class A or Class C Stock so redeemed equal to the per share price paid for the Class D Stock by the Proposed Transferee less such Other Stockholder’s pro rata share, based on the number of shares of Stock so redeemed from such Other Stockholder, of the expenses of the Tag-Along Transfer including, without limitation, legal, accounting and investment banking fees and expenses.  The provisions of this Section 5(a) shall not apply to the Non-Redeemable Shares.

(b)           If the Warrant Holder(s) exercise(s) the Warrant(s), the Corporation shall redeem from the Class A Stockholders pro rata based on the number of shares of such Class A Stock then owned by each such Stockholder out of funds legally available therefor a number of shares of Class A Stock equal to the Warrant Shares at a redemption price (the “Warrant Redemption Price”) equal to the par value of each share of Class A Stock so redeemed.  The provisions of this Section 5(b) shall not apply to the Non-Redeemable Shares.  If a redemption pursuant to this Section 5(b) occurs as a result of a Sale of the Corporation, such redemption shall occur, or shall be deemed to occur, immediately prior to any redemption pursuant to Section 5(a) hereof.

(c)           The shares of Class A and Class C Stock redeemed by the Corporation pursuant to (i) a Section 5(a) mandatory redemption pursuant to a Tag-Along Transfer that constitutes a Sale of the Corporation or (ii) a Section 5(b) mandatory redemption shall, on the Redemption Date (as defined in Section 5(d)), be retired and upon such retirement shall automatically revert to authorized but unissued shares of Class A or Class C Stock, as relevant, and the Corporation shall, on the Redemption Date, but immediately after such redemption, to the extent required by the Warrant or the documentation pursuant to which the Sale of the Corporation is effected, issue to (A) the Proposed Transferee, in the case of a Section 5(a) mandatory redemption pursuant to a Tag-Along Transfer that constitutes a Sale of the Corporation and/or  (B) the Warrant Holder(s), in the case of a Section 5(b) mandatory redemption, a number of shares of Common Stock equal to (1) the number of shares of Class A of Class C Stock so redeemed, in the case of a Section 5(a) mandatory redemption pursuant to a Tag-Along Transfer that constitutes a Sale of the Corporation and/or (2) the Warrant Shares, in the case of a Section 5(b) mandatory redemption.  The shares of Class A or Class C Stock redeemed by the Corporation pursuant to a Section 5(a) mandatory redemption pursuant to a Tag-Along Transfer that does not constitute a Sale of the Corporation shall, on the Redemption Date, be retired and upon such retirement shall automatically revert to authorized but unissued shares of Class A or Class C Stock, as relevant, and the Corporation shall, on the Redemption Date, but immediately after such redemption, issue to the Proposed Transferee a number of shares of Class A or Class C Stock equal to the number of shares of such classes of Stock so redeemed.  Upon any issuance of shares of Class A or Class C Stock equal to the number of shares of such class of stock redeemed pursuant to a Section 5(a) mandatory redemption, the Corporation shall receive from the Proposed Transferee as the purchase price for such shares an amount equal to the Tag-Along Redemption Price.

(d)           The Corporation shall give to each holder of record of the shares of Class A or Class C Stock to be redeemed pursuant to the terms of this Section 5 prior written notice of such redemption not less than two Business Days prior to the date such shares will be redeemed (the “Redemption Date”) which (i) in the case of a redemption pursuant to Section 5(a) shall be the closing date of the Tag-Along Transfer and (ii) in the case of a redemption pursuant to Section 5(b) shall be the Warrant Date.  Each such notice shall state:  (A)  the Redemption Date;  (B)  the total number of shares of the Class A or Class C Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;  (C)  the Tag-Along Redemption Price or the Warrant Redemption Price, an relevant; and  (D)  the fact that the certificates for the shares subject to redemption are to be surrendered in exchange for payment of the Tag-Along Redemption Price or Warrant Redemption Price, as relevant, at the principal office of the Corporation or at such other place as the Corporation shall designate.

(e)           On the Redemption Date, the shares of Class A or Class C Stock required to be redeemed pursuant to the terms of this Section 5 shall be deemed to have been so redeemed, notwithstanding that the certificates representing such Class A or Class C Stock shall not have been surrendered at the principal office of the Corporation or such other place as the Corporation may have designated or that notice from the Corporation shall not have been given by the Corporation or, if given, shall not have been received by any holder of Class A or Class C Stock whose shares of Stock are to be so redeemed.  All certificates representing the redeemed shares of Class A or Class C Stock, including all certificates not so delivered by such Class A or Class C Stockholders, shall be, or shall be deemed to be, canceled by the Corporation as of the Redemption Date and shall thereafter no longer be of any force or effect.

6.             Conversion.

If the Initial Public Offering or a Sale of the Corporation (whether pursuant to a Single Transaction Sale or a series of Staggered Sales) occurs, each issued and outstanding share of Class A, Class C and Class D Stock not otherwise redeemed by the Corporation pursuant to the mandatory redemption provisions of Section 5(a) or 5(b) hereof shall automatically convert into one share of Common Stock effective on the Redemption Date (or, in the case of an Initial Public Offering in which no Redemption Date occurs, the IPO Date), but immediately after the redemptions and issuances described in Section 5 (the “Conversion Date”).  Prior to or on the Conversion Date, each holder of shares of Class A, Class C or Class D Stock shall surrender such holder’s certificates evidencing such shares at the principal office of the Corporation or at such other place as the Corporation shall designate to such holder in writing at least 10 Business Days prior to the Conversion Date, and shall, within 10 Business Days after the Conversion Date, be entitled to receive from the Corporation certificates evidencing the number of shares of Common Stock into which such shares of Class A, Class C or Class D Stock are converted.  On the Conversion Date, each holder of shares of Class A, Class C or Class D Stock shall be deemed to be a holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such Class A, Class C or Class D Stock shall not have been surrendered at the principal office of the Corporation or such other place as the Corporation may have designated, that notice from the Corporation shall not have been given or, if given, shall not have been received by any holder of shares of Class A, Class C or Class D Stock, or that certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.  All certificates representing the converted shares of Class A, Class C or Class D Stock, including all certificates not so delivered by such Class A, Class C or Class D Stockholders, shall be, or shall be deemed to be, canceled by the Corporation as of the Conversion Date and shall thereafter no longer be of any force or effect.

7.             Voting Rights.

(a)           Holders of shares of Class D Stock and Common Stock shall be entitled to one vote for each share of such stock held on all matters as to which stockholders may be entitled to vote pursuant to the Delaware General Corporation Law.

(b)           Prior to a Change of Control, holders of Class A or Class C Stock shall not have any voting rights, except that the holders of the Class A and Class C Stock shall have the right to one vote for each share of such stock held as to (i) the approval of any amendment, or the alteration or repeal, whether by merger, consolidation or otherwise, of any provision of this Certificate or the Certificate of Incorporation that would increase or decrease the par value of the shares of the Class A or Class C Stock, or alter or change the powers, preferences, or special rights of the shares of the Class A or Class C Stock, so as to affect such holders adversely, provided that each such holder of Class A or Class C Stock shall only have the right to vote on such matters affecting the Class A or Class C Stock, as relevant; and (ii) any other matters required under the laws of the State of Delaware; provided, however, that unless otherwise required by the terms of this Certificate, paragraph (2) of subsection (b) of §242 of the Delaware General Corporation Law shall not entitle the holder of a share of such Class A or Class C Stock to vote on the increase of the number of authorized shares of such class of Stock or the decrease of the number of authorized but not outstanding shares of such class of Stock.

(c)           Effective upon a Change of Control, holders of shares of Class A or Class C Stock shall be entitled to one vote for each share of such stock held on all matters as to which Stockholders may be entitled to vote pursuant to the Delaware General Corporation Law.

8.             Liquidation Rights.

(a)           Upon the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, each holder of Class A or Class C Stock shall be entitled to receive in full out of the net assets of the Corporation or the proceeds thereof available for distribution to Stockholders, before any payment or distribution shall be made or set aside for payment on the Class D or Common Stock upon such liquidation, dissolution or winding up, the amount of $0.001 per share.  Such distribution shall be allocated pro rata according to the number of shares of Class A or Class C Stock held by each Stockholder.  Following such distribution, any subsequent payment or distribution upon such liquidation, dissolution or winding up shall be allocated pro rata based upon the number of shares of Stock held by each Stockholder.

(b)           None of the sale, transfer, conveyance or lease of all or substantially all of the property or business of the Corporation, the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 8.

(c)           In the event the assets of the Corporation or the proceeds thereof available for distribution to the holders of shares of the Class A or Class C Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled, no distribution shall be made on any shares of the Corporation’s Class D or Common Stock.

9.             Registration Rights.

(a)           Initial Public Offering.  If, in its sole discretion, the Board determines that the Initial Public Offering shall include shares of Stock held by Stockholders, the Corporation shall offer to all Stockholders the opportunity to include in the registration statement to be filed with the SEC in connection with the Initial Public Offering a number of shares of Stock determined by allocating the total number of shares to be sold by the Stockholders in such Initial Public Offering pro rata among all of the Stockholders based on the respective numbers of shares of Stock owned by such Stockholders at such time.

(b)           Registration Notice.  The Corporation shall as soon as practicable (and in no event less than 30 Business Days prior to the proposed effective date of the registration statement) provide all Stockholders with written notice (the “Registration Notice”) of the proposed Initial Public Offering containing the following:

(i)            the estimated effective date of the registration statement and the estimated IPO Date;

(ii)           the estimated per-share offering price, underwriting discounts and commissions and net proceeds to the selling Stockholders;

(iii)          the aggregate number of shares of Class A, Class C or Class D Stock, as the case may be, held of record as of the date of the Registration Notice (the “Registration Notice Date”) by the Stockholders; and

(iv)          the maximum number of shares (the “IPO Pro Rata Amount”) of Common Stock such Stockholder would be entitled to include in the registration statement,

calculated in accordance with Section 9(a) above, if all Stockholders were to elect to include their IPO Pro Rata Amount in such registration statement.

(c)           Registration Acceptance.  Each Stockholder desiring to participate in the proposed Initial Public Offering shall provide written notice (the “Registration Acceptance Notice”) to the Corporation within 15 Business Days of the Registration Notice Date.  The Registration Acceptance Notice shall set forth the maximum number of shares (the “IPO Maximum Amount”) of Common Stock, if any, such Stockholder desires to include in the proposed Initial Public Offering, which may be a smaller or larger number of shares than the number of shares that constitute the IPO Pro Rata Amount.  The Registration Acceptance Notice given by any Stockholder shall constitute such Stockholder’s binding agreement to include a number of shares equal to the IPO Maximum Amount in the Initial Public Offering, provided that the net proceeds per share (after deduction of underwriting discounts and commissions) to be realized in the Initial Public Offering are not less than ninety percent (90%) of the amount thereof estimated pursuant to (ii) above.  If the Registration Acceptance Notice from any Stockholder is not received by the Corporation within the 15 Business Day period specified above, such Stockholder shall be deemed to have elected not to include any shares of Stock in such Initial Public Offering.  In such case, or if any Stockholder specifies in its Registration Acceptance Notice that it desires to include in such registration statement a number of shares of Stock that is less than the IPO Pro Rata Amount, the aggregate number of shares of Stock not so included in such registration statement shall, if the Board of Directors of the Corporation in its sole discretion determines that such shares should be included in the registration statement and circumstances (including, without limitation, the timing of the effective date of the registration statement) permit the inclusion of such shares, be allocated among all Stockholders delivering such Registration Acceptance Notice and desiring to participate in such Initial Public Offering, with such allocation made pro rata based on the number of shares included in the IPO Maximum Amount specified by each such Stockholder in its Registration Acceptance Notice.

(d)           Underwritten Offering.  In the event that any registration pursuant to this Section 9 shall be, in whole or in part, an underwritten public offering (i) the number of shares of Stock to be included in such offering may be reduced pro rata among the Stockholders based upon the number of shares included in the IPO Maximum Amount specified by each such Stockholder in its Registration

Acceptance Notice if and to the extent that the managing underwriter shall be of the opinion that such inclusion may adversely affect the success of such offering and (ii) each Stockholder participating in such Initial Public Offering shall be required to (A) make customary representations and warranties and (B) provide customary indemnification in each case in accordance with the terms of the underwriting agreement.

(e)           Expenses of Registration.  Each Stockholder participating in the Initial Public Offering pursuant to this Section 9 shall bear its pro rata share (based on the ratio that the number of shares of Stock included by such Stockholder in the Initial Public Offering bears to the total number of shares of Stock included in such Initial Public Offering) of all underwriting discounts and commissions.

(f)            Other Registration Rights.  Notwithstanding the provisions of this Section 9, the Corporation may by contract with a Stockholder (i) grant registration rights to such stockholder that differ in certain respects from those rights set forth herein or (ii) further restrict the registration rights with respect to such Stockholder otherwise provided for herein.

10.           Legend.

(a)           All certificates representing shares of Class A and Class C Stock in the Corporation shall, in addition to other legends that may be required by state or federal securities laws, bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

“THESE SECURITIES ARE SUBJECT TO MANDATORY REDEMPTION BY THE CORPORATION.  THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.”

(b)           All certificates representing shares of Class D Stock in the Corporation shall, in addition to other legends that may be required by state or federal securities laws, bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

“AS SPECIFIED IN THE CERTIFICATE OF DESIGNATION OF THE CORPORATION ON FILE WITH THE DELAWARE SECRETARY OF STATE, THE TRANSFERABILITY OF THESE SECURITIES IS SUBJECT TO RESTRICTION. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.”

(c)           All certificates representing shares of Common Stock in the Corporation shall, in addition to other legends that may be required by state or federal securities laws, bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

“THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.”

provided that, as specified in Section 3(b) hereof, following the Initial Public Offering, such certificates shall bear such legend or another legend only if, in the opinion of counsel to the Corporation, the imposition of such legend is required under the Securities Act or other applicable law.

11.           Record Holders.  The Corporation shall be entitled to recognize the exclusive right of a person registered in its records as the holder of shares of Class A, Class C, Class D or Common Stock and such record holders shall be deemed the holders of such shares for all purposes.

IN WITNESS WHEREOF, Circle K Holdings, Inc. has caused its corporate seal to be affixed hereto and this Certificate to be signed by Paul Soldatos as Vice-President and attested by Andrea Assarat as Secretary this 26th day of July, 1993.  The undersigned do hereby verify and affirm, under penalties of perjury, that this Certificate is the act and deed of the Corporation and that the facts stated herein are true.

CIRCLE K HOLDINGS, INC.

/s/ Paul W. Soldatos
Paul W. Soldatos
Vice President

ATTEST:

/s/ Andrea Assarat
Andrea Assarat
Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

CIRCLE K HOLDINGS, INC.                            , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.  DOES HEREBY CERTIFY:

The present registered agent of thecorporation is Corporation Service Company                                     and the present registered office of the corporation is in the county of New Castle

The Board of Directors of CIRCLE K HOLDINGS, INC.                                                                                  adopted the following resolution on the 11th day of August, 1994

Resolved, that the registered office of  CIRCLE K HOLDINGS, INC.

in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF,   CIRCLE K HOLDINGS, INC.  has caused this statement to be signed by Gehl P. Babinec                                    , its Vice President and attested by Joel A. Sterrett its Assistant Secretary this 27th day of December 1994.

		By	/s/ Gehl P. Babinec
Vice President

ATTEST:

By	/s/ Joel A. Sterrett
Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 12/29/1994
944259628 — 2327194

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 01/25/1995
950018105 — 2327194

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * *

CIRCLE K HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

FIRST:That the Board of Directors of said corporation, pursuant to Section 141(f) of the General Corporation Law of Delaware, adopted by consent a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that Article FIRST of the Certificate of Incorporation of this corporation be amended in its entirety to read as follows:

FIRST:The name of the Corporation (hereinafter called the “Corporation”) is “THE CIRCLE K CORPORATION”.

SECOND: That in lieu of a meeting and vote of a majority of Stockholders entitled to vote, said stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of Delaware, and said written consent was filed with the corporation.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of Title 8 of the General Corporation Law of Delaware.

FOURTH:That the capital of said corporation will not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by John F. Antioco, its President, and attested by Gehl P. Babinec, its Secretary, this 25th day of January, 1995.

CIRCLE K HOLDINGS, INC.
ATTEST:

By:	/s/ Joel A. Sterrett	By:	/s/ Gehl P. Babinec
	Its Assistant Secretary		Its Vice President

[Corporate Seal]

AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF

THE CIRCLE K CORPORATION

The undersigned, for the purpose of amending the Certificate of Incorporation of The Circle K Corporation, a Delaware corporation (the “Company”), does hereby certify that this Amendment to the Certificate of Incorporation was duly adopted pursuant to Section 242 of the Delaware General Corporation Law.

Article Fourth of the Certificate of Incorporation of The Circle K Corporation is hereby amended to state in its entirety as follows:

FOURTH:  The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Fifty One Million Five Hundred Fifty Eight Thousand (151,558,000).  Six Hundred Fifty Thousand (650,000) of said shares shall be designated as shares of Class A Stock, all of which shall be of the same series with $.01 par value per share.  Nine Hundred Thousand (900,000) of said shares shall be designated as Class C Stock all of which shall be of the same series with $.01 par value per share.  Eight Thousand (8,000) of said shares shall be designated as Class D Stock all of which shall be of the same series with $.01 par value per share.  One Hundred Fifty Million (150,000,000) of said shares shall be designated as Common Stock, all of which shall be of the same series with $.01 par value per share.  The shares of each class of stock of the Corporation shall be issued as a class, without series.  Each such class may have such voting powers, full or limited, including the right to have more or less than one vote per share, or no voting powers, and such designations, preferences, dividend rights and other special rights, qualifications, limitations and restrictions as shall be stated and expressed in a resolution or resolutions of the Board of Directors and filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Incorporation on behalf of The Circle K Corporation and has attested such execution and does verify and affirm, under penalty of perjury, that this Amendment to the Certificate of Incorporation is the act and deed of the Company and that the facts stated herein are true as of this 22nd day of March, 1995.

THE CIRCLE K CORPORATION

By:	/s/ Gehl P. Babinec
Gehl P. Babinec, Esq.
Senior Vice President and General Counsel

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:00 AM 03/22/1995
950063027 — 2327194

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:30 AM 03/29/1995
550069103 — 2327194

RESTATED

CERTIFICATE OF INCORPORATION

OF

THE CIRCLE K CORPORATION

The undersigned, for the purpose of amending and restating the Certificate of Incorporation of The Circle K Corporation, a Delaware corporation (the “Company”), does hereby certify that:

(1)           The name of the Company is The Circle K Corporation.

(2)           The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware was February 26, 1993, under the name Circle K Holdings, Inc.

(3)           This Restated Certificate of Incorporation was duly adopted pursuant to Section 242 and 245 of the Delaware General Corporation Law.

(4)           The Certificate of Incorporation of The Circle K Corporation is hereby amended and restated in its entirety as follows:

FIRST:                    The name of the Company (hereinafter called the “Company”) is THE CIRCLE K CORPORATION.

SECOND:               The address, including street, number, city, and county, of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington 19801, County of New Castle; and the name of the registered agent of the Company in the State of Delaware at such address is The Corporation Trust Company.

THIRD:                  The purpose of the Company is to engage in any lawful act or activity for which companies may be organized under the Delaware General Corporation Law.

FOURTH:              The Company shall be authorized to issue one hundred fifty million (150,000,000) shares of Common Stock, par value $.01.

FIFTH:                   The Company is to have perpetual existence.

SIXTH:                   Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Company under § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Company under § 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders of class of stockholders of the Company, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all of the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of the Company, as the case may be, and also on the Company.

SEVENTH: For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation, and regulation of the powers of the Company and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1.             The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors.  The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Company.  The phrase “whole Board” shall be deemed to mean the total number of directors which the Company would have if there were no vacancies.

2.             The power to adopt, amend, or repeal the Bylaws of the Company may be exercised by the Board of Directors of the Company.

EIGHTH:                To the fullest extent permitted by the Delaware General Corporation Law as the same may be amended or supplemented, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.  If the Delaware General Corporation Law is amended after the date of the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.  No repeal or modification of this Article EIGHTH by the stockholders shall adversely affect any right or protection of a director of the Company existing by virtue of this Article EIGHTH at the time of such repeal or modification.

NINTH:                  From time to time, any of the provisions of this Restated Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Company by this Restated Certificate of Incorporation are granted subject to the provisions of this Article NINTH.

IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation on behalf of The Circle K Corporation and has attested such execution and does verify and affirm, under penalty of perjury, that this Restated Certificate of Incorporation is the act and deed of the Company and that the facts stated herein are true as of this 29 day of March, 1995.

THE CIRCLE K CORPORATION

By:	/s/ Gehl P. Babinec
Gehl P. Babinec, Esq.
Senior Vice President and General Counsel

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:30 PM 05/30/1996
960156580 — 2327194

CERTIFICATE OF MERGER

OF

TOSCO ACQUISITION SUB, INC.

INTO

THE CIRCLE K CORPORATION

Pursuant to Section 251 of the
General Corporation Law of the State of Delaware

THE CIRCLE K CORPORATION, a Delaware corporation, hereby certifies as follows:

FIRST:                    The name and state of incorporation of each of the constituent corporations is as follows:

NAME	STATE OF INCORPORATION

The Circle K Corporation	Delaware
Tosco Acquisition Sub, Inc.	Delaware

SECOND:               An Agreement and Plan of Merger dated as of February 16, 1996, as amended, (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251(c) of the General Corporation Law of the State of Delaware.

THIRD:                  The surviving corporation (the “Surviving Corporation”) is The Circle K Corporation.

FOURTH:              The Restated Certificate of Incorporation of The Circle K Corporation as in effect at the date of the merger shall be the Certificate of Incorporation of the Surviving Corporation, except that paragraph “Fourth” of said Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“FOURTH:            The Company shall be authorized to issue one thousand (1,000) shares of Common Stock, par value $.01.”

FIFTH:                   An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation, 3003 N. Central Avenue, Phoenix, Arizona 85012, and a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the constituent corporations.

IN WITNESS WHEREOF, The Circle K Corporation has caused this Certificate of Merger to be executed in its corporate name by its President and attested by its Secretary this 30th day of May, 1996.

THE CIRCLE K CORPORATION

			By:	/s/ John F. Antioco
				Name:	John F. Antioco
				Title:	Chairman of the Board,
President and Chief
Executive Officer

Attest:

By:	/s/ Gehl P. Babinec
	Name:	Gehl P. Babinec
	Title:	Secretary

2

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1.             The name of the corporation (hereinafter called the “corporation”) is THE CIRCLE K CORPORATION.

2.             The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.             The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.             The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on January 7, 2002.

/s/ W. E. Twyman
W. E. Twyman
Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/07/2002
??0005541 — 2327194